Exhibit 11.1

Energy Hunter Resources, Inc. 1-A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Offering Circular of our report dated August 24, 2016 (except for Note 7, which is dated December 6, 2016) relating to the financial statements of Energy Hunter Resources, Inc., which is contained in such Offering Circular.

We also consent to the reference to us under the caption “Experts” in such Offering Circular.

/s/ BDO USA, LLP

December 6, 2016

Dallas, Texas